Exhibit 99.1

THE MARCUS CORPORATION REPORTS THIRD QUARTER FISCAL 2019 RESULTS

Marcus Theatres® reports record revenues and increased operating income; outperforms the industry

Milwaukee, October 24, 2019… The Marcus Corporation (NYSE: MCS) today reported results for the third quarter of fiscal 2019 ended September 26, 2019.

Third Quarter Fiscal 2019 Highlights

•	Total revenues for the third quarter of fiscal 2019 were a record $211,462,000, a 24.0% increase from revenues of $170,599,000 for the third quarter of fiscal 2018.

•	Operating income for the third quarter of fiscal 2019 was $22,387,000, a 0.1% decrease from operating income of $22,413,000 for the third quarter of fiscal 2018.

•	Net earnings attributable to The Marcus Corporation were $14,289,000 for the third quarter of fiscal 2019, a 12.0% decrease from net earnings attributable to The Marcus Corporation of $16,231,000 for the third quarter of fiscal 2018.

•	Net earnings per diluted common share attributable to The Marcus Corporation were $0.46 for the third quarter of fiscal 2019, a 17.9% decrease from net earnings per diluted common share attributable to The Marcus Corporation of $0.56 for the third quarter of fiscal 2018.

•	Adjusted net earnings attributable to The Marcus Corporation were $15,531,000 for the third quarter of fiscal 2019, a 0.2% increase from Adjusted net earnings attributable to The Marcus Corporation of $15,493,000 for the third quarter of fiscal 2018.

•	Adjusted net earnings per diluted common share attributable to The Marcus Corporation were $0.50 for the third quarter of fiscal 2019, a 7.4% decrease from Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $0.54 for the prior year third quarter.

•	Adjusted EBITDA was $44,161,000 for the third quarter of fiscal 2019, a 17.4% increase from Adjusted EBITDA of $37,621,000 for the third quarter of 2018.

•	Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the favorable impact of certain nonrecurring reductions in deferred income taxes in the third quarter of fiscal 2018 and to eliminate the negative impact of certain nonrecurring preopening expenses and initial startup losses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate® – The Arts Hotel, as well as nonrecurring acquisition and preopening expenses related to the Movie Tavern® acquisition, in the third quarter of fiscal 2019.

First Three Quarters Fiscal 2019 Highlights

•	Total revenues for the first three quarters of fiscal 2019 were a record $614,001,000, a 15.4% increase from revenues of $532,088,000 for the first three quarters of fiscal 2018.

•	Operating income was $54,812,000 for the first three quarters of fiscal 2019, a 20.0% decrease from operating income of $68,536,000 for the first three quarters of fiscal 2018.

•	Net earnings attributable to The Marcus Corporation were $34,215,000 for the first three quarters of fiscal 2019, a 23.4% decrease from net earnings attributable to The Marcus Corporation of $44,671,000 for the first three quarters of fiscal 2018.

•	Net earnings per diluted common share attributable to The Marcus Corporation were $1.10 for the first three quarters of fiscal 2019, a 29.5% decrease from net earnings per diluted common share attributable to The Marcus Corporation of $1.56 for the first three quarters of fiscal 2018.

•	Adjusted net earnings attributable to The Marcus Corporation were $39,809,000 for the first three quarters of fiscal 2019, a 9.4% decrease from Adjusted net earnings attributable to The Marcus Corporation of $43,933,000 for the first three quarters of fiscal 2018.

•	Adjusted net earnings per diluted common share attributable to The Marcus Corporation were $1.28 for the first three quarters of fiscal 2019, a 16.3% decrease from Adjusted net earnings per diluted common share attributable to The Marcus Corporation of $1.53 for the first three quarters of fiscal 2018.

•	Adjusted EBITDA was $118,460,000 for the first three quarters of fiscal 2019, a 4.5% increase from Adjusted EBITDA of $113,385,000 for first three quarters of fiscal 2018.

•	Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA reflect adjustments made by the company to eliminate the favorable impact of certain nonrecurring reductions in deferred income taxes in the first three quarters of fiscal 2018 and to eliminate the negative impact of certain nonrecurring preopening expenses and initial startup losses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate – The Arts Hotel, as well as nonrecurring acquisition and preopening expenses related to the Movie Tavern acquisition during the first three quarters of fiscal 2019.

“Total revenues for The Marcus Corporation were a record in the third quarter due to increased revenues from the theatre division,” said Gregory S. Marcus, president and chief executive officer of The Marcus Corporation. “Marcus Theatres® reported record revenues and increased operating income during the quarter. In our hotels and resorts division, the reception to Saint Kate – The Arts Hotel has been very positive. Excluding additional preopening expenses and anticipated initial startup losses associated with the introduction of Saint Kate, Marcus® Hotels & Resorts would have reported increased operating income during the third quarter, as well.

“The Marcus Corporation also reported increased earnings before income taxes in the third quarter. Net earnings during the comparable third quarter of 2018 were impacted by a favorable one-time tax benefit,” said Marcus.

Marcus Theatres®

Revenues for Marcus Theatres increased 44.0% in the third quarter and operating income increased 16.5%. Comparable theatres outperformed the national box office by 3.3 percentage points in the quarter, according to data from Rentrak, and is also outperforming the industry for the first three quarters of the year.

“Record revenue in the quarter was driven by the continued contributions from the Movie Tavern by Marcus locations as well as continued strong growth in our concession/food and beverage revenues compared to the same period in 2018,” said Rolando Rodriguez, chairman, president and chief executive officer of Marcus Theatres. “We continue to be pleased by the integration of the Movie Tavern theatres into our circuit, with our capital investments and innovative programs and marketing strategies driving significant outperformance at the box office.”

Earlier in October, Marcus Theatres celebrated the opening of the first Movie Tavern by Marcus at Brookfield Square in the company’s home state of Wisconsin. The newly built theatre features eight auditoriums, each with comfortable DreamLounger℠ recliner seating, and all of the auditoriums feature state-of-the-art laser projection. One of the eight auditoriums is a SuperScreen DLX® experience with an oversized screen, immersive Dolby® Atmos® sound and optional heated recliner seating. Moreover, the new Movie Tavern features advanced technology features such as the convenient ability to order food from the Marcus Theatres Mobile App as well as at ticketing kiosks. In total, there are now 23 Movie Tavern by Marcus locations in 10 states.

The division continued to invest in its theatres during the quarter, converting nine Movie Tavern by Marcus auditoriums and one Marcus Wehrenberg auditorium to the SuperScreen DLX format and continuing the DreamLounger recliner seating upgrades underway at one Movie Tavern by Marcus location and one Marcus Weherenberg location. Those upgrades will be completed in the fourth quarter.

The five top-performing films for Marcus Theatres in the third quarter of fiscal 2019 were The Lion King; Spider-Man: Far From Home; Toy Story 4; IT Chapter Two; and Fast & Furious Presents: Hobbs & Shaw.

Rodriguez said he is looking forward to the popular holiday season, which will include films such as Terminator: Dark Fate; Ford v Ferrari; Frozen 2; A Beautiful Day in the Neighborhood; Jumanji: The Next Level; and Cats. The fiscal year ends with the highly anticipated conclusion to the current Star Wars trilogy, Star Wars: The Rise of Skywalker.

Marcus® Hotels & Resorts

Revenue per available room (RevPAR) for Marcus Hotels & Resorts, excluding Saint Kate, increased 0.6% in the third quarter and 0.9% for the first three quarters of the year. Excluding Hilton Madison Monona Terrace in Madison, Wis., which underwent extensive renovations during the first half of the year, RevPAR for comparable company-owned properties has increased 2.8% for the first three quarters of the year.

“As expected, operating income in our hotels division declined in the third quarter and the first three quarters of the year due entirely to the preopening expenses and initial startup losses related to the conversion of the former InterContinental Milwaukee hotel into Saint Kate – The Arts Hotel,” said Marcus. “Excluding Saint Kate, operating income would have improved by 6.2% in the third quarter and 11.4% for the first three quarters of the year. Strong group business at several hotels and a continued focus on cost controls and operating efficiencies contributed to the division’s year-to-date results.”

In July, Saint Kate officially celebrated its grand opening with over 500 artists, guests and supporters. “At Saint Kate, we are curating an experience unlike any other,” said Marcus. “In addition to being an exquisite hotel, Saint Kate is a powerful convener for members of our community who want to experience the arts in a new way. We are thrilled with the reception the hotel has received from travelers and the community alike.”

During the quarter, three Marcus Hotels & Resorts properties received the coveted Condé Nast Traveler 2019 Readers’ Choice Awards. The Pfister® Hotel in Milwaukee was voted as a Top Hotel in the Midwest by the publication’s readers, while the Grand Geneva® Resort & Spa in Lake Geneva, Wis. ranked among the Top 5 Resorts in the Midwest and The Garland in North Hollywood, Calif. was recognized as a Top Hotel in Los Angeles.

Conference Call and Webcast

Marcus Corporation management will hold a conference call today, Thursday, October 24, 2019, at 10:00 a.m. Central/11:00 a.m. Eastern time to discuss the third quarter results. Interested parties may listen to the call live on the internet through the investor relations section of the company's website: www.marcuscorp.com, or by dialing 1-574-990-3059 and entering the passcode 5349199. Listeners should dial in to the call at least 5-10 minutes prior to the start of the call or should go to the website at least 15 minutes prior to the call to download and install any necessary audio software.

A telephone replay of the conference call will be available through Thursday, October 31, 2019, by dialing 1-855-859-2056 and entering passcode 5349199. The webcast will be archived on the company’s website until its next earnings release.

Non-GAAP Financial Measures

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA have been presented in this press release as supplemental measures of financial performance that are not required by, or presented in accordance with, GAAP. The company defines Adjusted net earnings attributable to The Marcus Corporation as net earnings attributable to The Marcus Corporation adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance and the tax effect related to those items. The company defines Adjusted net earnings per diluted common share attributable to The Marcus Corporation as Adjusted net earnings attributable to The Marcus Corporation divided by diluted weighted average shares outstanding. The company defines Adjusted EBITDA as net earnings attributable to The Marcus Corporation before investment income, interest expense, other expense, gain or loss on disposition of property, equipment and other assets, equity earnings or losses from unconsolidated joint ventures, net earnings or losses attributable to noncontrolling interests, income taxes and depreciation and amortization, adjusted to eliminate the impact of certain items that the company does not consider indicative of its core operating performance. Reconciliations of these measures to the equivalent measures under GAAP are set forth in the attached tables.

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are key measures used by management and the company’s board of directors to assess the company’s financial performance and enterprise value. The company believes that Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are useful measures, as they eliminate certain expenses that are not indicative of the company’s core operating performance and facilitate a comparison of the company’s core operating performance on a consistent basis from period to period. The company also uses Adjusted EBITDA as a basis to determine certain annual cash bonuses and long-term incentive awards, to supplement GAAP measures of performance to evaluate the effectiveness of its business strategies, to make budgeting decisions, and to compare its performance against that of other peer companies using similar measures. Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA are also used by analysts, investors and other interested parties as performance measures to evaluate industry competitors.

Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA are non-GAAP measures of the company’s financial performance and should not be considered as alternatives to net earnings or diluted earnings per share as a measure of financial performance, or any other performance measure derived in accordance with GAAP and they should not be construed as an inference that the company’s future results will be unaffected by unusual or non-recurring items. Additionally, Adjusted net earnings attributable to The Marcus Corporation and Adjusted EBITDA are not intended to be measures of liquidity or free cash flow for management’s discretionary use. In addition, these non-GAAP measures exclude certain non-recurring and other charges. Each of these non-GAAP measures has its limitations as an analytical tool, and you should not consider them in isolation or as a substitute for analysis of the company’s results as reported under GAAP. In evaluating Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, you should be aware that in the future we will incur expenses that are the same as or similar to some of the items eliminated in the adjustments made to determine Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA, such as acquisition expenses, preopening expenses, accelerated depreciation and other adjustments. The company’s presentation of Adjusted net earnings attributable to The Marcus Corporation, Adjusted net earnings per diluted common share attributable to The Marcus Corporation and Adjusted EBITDA should not be construed to imply that the company’s future results will be unaffected by any such adjustments. Definitions and calculations of Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA differ among companies in our industries, and therefore Adjusted net earnings, Adjusted diluted earnings per share and Adjusted EBITDA disclosed by the company may not be comparable to the measures disclosed by other companies.

About The Marcus Corporation

Headquartered in Milwaukee, The Marcus Corporation is a leader in the lodging and entertainment industries, with significant company-owned real estate assets. The Marcus Corporation’s theatre division, Marcus Theatres®, is the fourth largest theatre circuit in the U.S. and currently owns or operates 1,106 screens at 91 locations in 17 states under the Marcus Theatres, Movie Tavern® by Marcus and BistroPlexSM brands. The company’s lodging division, Marcus® Hotels & Resorts, owns and/or manages 20 hotels, resorts and other properties in eight states.  For more information, please visit the company’s website at www.marcuscorp.com.

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres; (10) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; and (11) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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THE MARCUS CORPORATION

Consolidated Statements of Earnings

(Unaudited)

(in thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2019	2018	2019	2018
Revenues:
Theatre admissions	$69,753	$52,422	$211,777	$185,035
Rooms	34,185	34,467	81,317	84,256
Theatre concessions	57,051	35,476	172,126	123,687
Food and beverage	20,170	19,333	54,568	53,972
Other revenues	22,872	19,813	66,234	59,362
	204,031	161,511	586,022	506,312
Cost reimbursements	7,431	9,088	27,979	25,776
Total revenues	211,462	170,599	614,001	532,088

Costs and expenses:
Theatre operations	66,971	48,644	199,542	164,452
Rooms	10,829	10,958	30,173	31,026
Theatre concessions	21,471	10,168	63,789	35,105
Food and beverage	15,842	14,966	44,353	43,930
Advertising and marketing	6,653	6,178	17,664	17,317
Administrative	18,053	16,813	54,862	52,653
Depreciation and amortization	19,226	14,569	53,484	42,899
Rent	6,806	2,815	19,087	8,351
Property taxes	5,666	5,018	16,527	15,011
Other operating expenses	10,127	8,969	31,729	27,032
Reimbursed costs	7,431	9,088	27,979	25,776
Total costs and expenses	189,075	148,186	559,189	463,552

Operating income	22,387	22,413	54,812	68,536

Other income (expense):
Investment income	187	442	835	433
Interest expense	(2,807)	(3,180)	(8,959)	(10,000)
Other expense	(481)	(497)	(1,441)	(1,489)
Loss on disposition of property, equipment and other assets	(129)	(359)	(269)	(767)
Equity earnings (losses) from unconsolidated joint ventures, net	(84)	30	(252)	282
	(3,314)	(3,564)	(10,086)	(11,541)

Earnings before income taxes	19,073	18,849	44,726	56,995
Income taxes	4,843	2,626	10,465	12,254
Net earnings	14,230	16,223	34,261	44,741
Net earnings (loss) attributable to noncontrolling interests	(59)	(8)	46	70
Net earnings attributable to The Marcus Corporation	$14,289	$16,231	$34,215	$44,671

Net earnings per common share attributable to
The Marcus Corporation - diluted	$0.46	$0.56	$1.10	$1.56

Weighted ave. shares outstanding - diluted	31,361	28,818	31,084	28,634

THE MARCUS CORPORATION

Condensed Consolidated Balance Sheets

(In thousands)

	(Unaudited)	(Audited)
	Sept. 26,	December 27,
	2019	2018

Assets:

Cash, cash equivalents and restricted cash	$12,537	$21,927
Accounts and notes receivable	23,566	25,684
Refundable income taxes	-	5,983
Other current assets	18,820	15,355
Property and equipment, net	932,789	840,043
Operating lease right-of-use assets	229,103	-
Other assets	123,328	80,339

Total Assets	$1,340,143	$989,331

Liabilities and Shareholders' Equity:
Accounts payable	$37,334	$37,452
Income taxes	2,523	-
Taxes other than income taxes	19,575	18,743
Other current liabilities	65,571	77,192
Current portion of finance lease obligations	2,697	5,912
Current portion of operating lease obligations	12,904	-
Current maturities of long-term debt	9,954	9,957
Finance lease obligations	21,381	22,208
Operating lease obligations	221,047	-
Long-term debt	235,787	228,863
Deferred income taxes	41,103	41,977
Deferred compensation and other	47,767	56,908
Equity	622,500	490,119

Total Liabilities and Shareholders' Equity	$1,340,143	$989,331

THE MARCUS CORPORATION

Business Segment Information

(Unaudited)

(In thousands)

	Theatres	Hotels/Resorts	Corporate Items	Total
13 Weeks Ended Sept. 26, 2019
Revenues	$136,802	$74,572	$88	$211,462
Operating income (loss)	16,843	10,580	(5,036)	22,387
Depreciation and amortization	13,438	5,451	337	19,226

13 Weeks Ended Sept. 27, 2018
Revenues	$95,009	$75,492	$98	$170,599
Operating income (loss)	14,457	12,024	(4,068)	22,413
Depreciation and amortization	9,867	4,616	86	14,569

39 Weeks Ended Sept. 26, 2019
Revenues	$414,074	$199,604	$323	$614,001
Operating income (loss)	57,656	11,443	(14,287)	54,812
Depreciation and amortization	37,918	15,050	516	53,484

39 Weeks Ended Sept. 27, 2018
Revenues	$333,397	$198,373	$318	$532,088
Operating income (loss)	66,317	15,737	(13,518)	68,536
Depreciation and amortization	28,751	13,890	258	42,899

Corporate items include amounts not allocable to the business segments.  Corporate revenues consist principally of rent and the corporate operating loss includes general corporate expenses.  Corporate information technology costs and accounting shared services costs are allocated to the business segments based upon several factors, including actual usage and segment revenues.

THE MARCUS CORPORATION

       Reconciliation of Adjusted net earnings and Adjusted net earnings per diluted common share

(Unaudited)

(In thousands, except per share data)

	13 Weeks Ended		39 Weeks Ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2019	2018	2019	2018
Net earnings attributable to The Marcus Corporation	$14,289	$16,231	$34,215	$44,671
Add (deduct):
Reduction in deferred income taxes (a)	-	(738)	-	(738)
Acquisition/preopening expenses - theatres (b)	60	-	2,036	-
Preopening expenses and initial start-up losses - hotels (c)	1,620	-	5,534	-
Tax impact of adjustments to net earnings (d)	(438)	-	(1,976)	-
Adjusted net earnings attributable to The Marcus Corporation	$15,531	$15,493	$39,809	$43,933

Weighted ave. shares outstanding - diluted	31,361	28,818	31,084	28,634

Net earnings per diluted common share attributable to The Marcus Corporation	$0.46	$0.56	$1.10	$1.56
Adjusted net earnings per diluted common share attributable to The Marcus Corporation	$0.50	$0.54	$1.28	$1.53

(a)	Reflects nonrecurring reductions in deferred income taxes related to the reduced federal income tax rate and a tax accounting method change made as a result of the Tax Cuts and Jobs Act of 2017.
(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(c)	Preopening costs incurred related to the 5+ month closure and conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel plus initial start-up losses of a new hotel compared to a stabilized hotel.
(d)	Represents the tax effect related to adjustments (b) and (c) to net earnings, calculated using statutory tax rate of 26.1%.

Reconciliation of Net earnings to Adjusted EBITDA

(Unaudited)

(In thousands)

	13 Weeks Ended		39 Weeks Ended
	Sept. 26,	Sept. 27,	Sept. 26,	Sept. 27,
	2019	2018	2019	2018
Net earnings attributable to The Marcus Corporation	$14,289	$16,231	$34,215	$44,671
Add (deduct):
Investment (income) loss	(187)	(442)	(835)	(433)
Interest expense	2,807	3,180	8,959	10,000
Other expense	481	497	1,441	1,489
(Gain) loss on disposition of property, equipment and other assets	129	359	269	767
Equity (earnings) losses from unconsolidated joint ventures, net	84	(30)	252	(282)
Net earnings (loss) attributable to noncontrolling interests	(59)	(8)	46	70
Income tax expense	4,843	2,626	10,465	12,254
Depreciation and amortization	19,226	14,569	53,484	42,899
Share-based compensation expenses (a)	868	639	2,594	1,950
Acquisition/preopening expenses - theatres (b)	60	-	2,036	-
Preopening expenses and initial start-up losses - hotels (c)	1,620	-	5,534	-
Adjusted EBITDA	$44,161	$37,621	$118,460	$113,385

(a)	Non-cash charges related to share-based compensation programs.
(b)	Acquisition and preopening costs incurred related to the Movie Tavern acquisition.
(c)	Preopening costs incurred related to the 5+ month closure and conversion of the InterContinental Milwaukee into Saint Kate - The Arts Hotel plus initial start-up losses of a new hotel compared to a stabilized hotel.